                          OFFER TO PURCHASE FOR CASH

                    All Outstanding Shares of Common Stock
          (Including the Associated Preferred Stock Purchase Rights)

                                      of

                   Burns International Services Corporation

                                      at

                             $21.50 Net Per Share

                                      by

                       Securitas Acquisition Corporation
                      An Indirect Wholly Owned Subsidiary

                                      of

                                 Securitas AB


  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
            TIME, ON SEPTEMBER 1, 2000, UNLESS THE OFFER IS EXTENDED.


                                                                 August 7, 2000

To Our Clients:

  Enclosed for your consideration is the Offer to Purchase, dated August 7, 2000, and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Securitas Acquisition Corporation, a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Securitas AB, a joint stock company organized under the laws of Sweden ("Parent"), to purchase for cash all shares of Common Stock, par value $0.01 per share (the "Company Common Stock"), including the associated rights to purchase Series A Participating Cumulative Preferred Stock, issued under the Rights Agreement (as defined in Section 1.2 of the Agreement and Plan of Merger) (the "Rights" and together with the Company Common Stock, the "Shares"), of Burns International Services Corporation, a Delaware corporation (the "Company"), at a price of $21.50 per share of Company Common Stock or such higher price as may be paid in the Offer (the "Per Share Amount"), net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal enclosed herewith. Holders of Shares whose certificates for such shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to The Bank of New York, the Depositary, on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedure for delivery by book-entry transfer on a timely basis, must tender their shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

  We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

  Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

  Your attention is directed to the following:

    1. The offer price is $21.50 per Share, net to you in cash, without interest.

    2. The Offer is being made for all outstanding Shares.

    3. The Board of Directors of the Company has approved the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby, including the Offer and the Merger (as defined in the Offer to Purchase), and has determined that the Offer and the Merger are fair to, and in the best interests of, the Company's stockholders and recommends that the stockholders accept the Offer and tender their Shares pursuant to the Offer.

    4. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on September 1, 2000, unless the Offer is extended.

    5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date of the Offer (as defined in the Offer to Purchase) at least the number of Shares that shall constitute a majority of the then outstanding Shares on a fully diluted basis on the date such Shares are accepted for payment and the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Offer is also subject to the other conditions set forth in the Offer to Purchase. See
  Section 14 of the Offer to Purchase.

    6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

  The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

  If you wish to have us tender any or all of your Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form contained in the reverse side of this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified by your instructions on the reverse side of this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

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

          Instructions With Respect To The Offer To Purchase For Cash

  All Outstanding Shares of Common Stock (Including the Associated Preferred
                            Stock Purchase Rights)

                                      of

                   Burns International Services Corporation

                                      by

                       Securitas Acquisition Corporation
                    an indirect, wholly owned subsidiary of

                                 Securitas AB

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 7, 2000, and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Securitas Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Securitas AB, a joint stock company organized under the laws of Sweden, to purchase all issued and outstanding Shares of Common Stock, par value $0.01 per share (the "Company Common Stock"), including the associated rights to purchase Series A Participating Cumulative Preferred Stock, issued under the Rights Agreement (as defined in Section 1.2 of the Agreement and Plan of Merger) (the "Rights" and together with the Company Common Stock, the "Shares"), of Burns International Services Corporation, a Delaware corporation (the "Company"), at a price of $21.50 per share of Company Common Stock or such higher price as may be paid in the Offer (the "Per Share Amount"), net to the seller in cash.

  This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all such Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


 Name Shares to be Tendered:        Shares*

 Dated:       , 2000

                                  Sign Below

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                                  Signature

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                         Please Type or Print Name(s)

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                       Please Type or Print Address(es)

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                      Area Code and Telephone Number(s)

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             Taxpayer Identification or Social Security Number(s)
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 * Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.


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